Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES SECOND QUARTER 2021 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	August 13, 2021

Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced its financial results for the second quarter ended June 30, 2021 in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the second quarter of 2021 and 2020. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Billboard Rentals, Net	$7,952,832	$6,654,032	$15,106,517	$13,869,798
Broadband Services (1)	3,760,454	1,164,082	7,555,491	1,431,333
Premiums Earned	1,736,158	3,203,581	3,522,722	6,657,639
Insurance Commissions	658,703	349,729	1,058,880	682,520
Investment and Other Income	71,734	121,140	141,290	261,454
Total Revenues	14,179,881	11,492,564	27,384,900	22,902,744

Depreciation and Amortization Expense	2,456,200	1,963,209	4,768,176	3,746,540

Net Loss from Operations	(1,093,472)	(865,309)	(2,579,250)	(2,045,281)
Net Other Income (Loss)	12,566,457	4,300,760	122,689,521	(19,246,965)

Net Income (Loss) Attributable to Common Stockholders	$8,637,563	$3,402,308	$93,075,190	$(21,331,930)
Basic Net Income (Loss) per Share	$0.29	$0.14	$3.27	$(0.89)
Diluted Net Income (Loss) per Share	$0.29	$0.14	$3.26	$(0.89)

	June 30,	December 31,
	2021	2020
Total Unrestricted Cash & Investments (2)	$344,151,120	$146,470,399
Total Assets	817,172,310	640,707,426
Total Liabilities	137,832,503	114,114,020
Total Noncontrolling Interest	149,319,976	145,027,149
Total Stockholders' Equity	$530,019,831	$381,566,257

(1)	Includes our acquisition of AireBeam completed on March 10, 2020 and UBB on December 29, 2020.
(2)	Investments consist of U.S. treasury securities classified as trading securities and publicly traded equity securities, of which $16,863,428 is held by our insurance entities at June 30, 2021.

As a result of a change in Generally Accepted Accounting Principles in 2018, we are required to include the unrealized changes in market prices of investments in public equity securities in our reported earnings. In the table above, “Net Other Income (Loss)” during the six months ended June 30, 2021 includes unrealized gains of $115,845,427 mainly from our 2017 investment of $10,000,000 in Dream Finders Homes after its initial public offering on January 25, 2021. This contrasts with unrealized losses in the value of our public equity securities of $(25,232,878) during the six months ended June 30, 2020. While we intend to hold our current securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

Cash flow from operations for the six months ended June 30, 2021 was $5,290,113, compared to $1,261,366 for the six months ended June 30, 2020.

Our book value per share was $17.92 at June 30, 2021, compared to $14.01 at December 31, 2020.

As of June 30, 2021, we had 28,520,555 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of August 12, 2021, we had 28,520,555 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments including investments in a bank, a national residential homebuilder, commercial real estate services businesses and Yellowstone Acquisition Company.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2020, as amended, and our subsequent interim reports on Form 10-Q and 8-K. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 617-875-8911

cathy@bostonomaha.com

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